Exhibit 99.2

                                 SALES AGREEMENT


         THIS SALES AGREEMENT (this "Agreement"), made as of ________ 1, 19__, by and between Deutsche Financial Capital Securitization LLC, a North Carolina limited liability company (the "Company"), and Deutsche Financial Capital Limited Liability Company, a North Carolina limited liability company ("DFC" or the "Seller"), recites and provides as follows:

                                    RECITALS

                  1. Schedule IA attached hereto (the "Contract Schedule") and made a part hereof lists manufactured housing retail installment sales contracts (the "Contracts") secured by units of manufactured housing ("Manufactured Homes") and Schedule IB attached hereto (the "Mortgage Loan Schedule" and collectively with the Contract Schedule, the "Asset Schedule") and made a part hereof lists fixed-rate mortgage loans secured by first liens on the real estate to which the related Manufactured Homes are deemed permanently affixed (the "Mortgage Loans" and, together with the Contracts, the "Assets"). The Assets are currently owned by the Seller and the Seller desires to sell such Assets to the Company.

                  2. The Company desires to purchase such Assets and intends immediately thereafter to transfer the Assets to DFCS Trust 19__-_ (the "Trust") pursuant to the terms of a pooling and servicing agreement (the "Series Agreement"), dated as of ________ 1, 19__, by and among the Company, Oakwood Acceptance Corporation, a North Carolina corporation ("OAC"), as servicer (the "Servicer"), and _______________________, as trustee (the "Trustee"). Such Series Agreement will incorporate by reference the Company's Standard Terms to Pooling and Servicing Agreement (March 1997 Edition) (the "Standard Terms" and, together with the above-referenced Series Agreement, the "Pooling and Servicing Agreement").

                  3. Pursuant to the terms of the Pooling and Servicing Agreement, the Trust will issue securities evidencing 100% of the beneficial ownership interest in the Trust to the Company in consideration of the Company's deposit of the Assets into the Trust.

                  4. Securities to be issued by the Trust to the Company will be designated as the Senior/Subordinated Pass-Through Certificates, Series 19__-_, Classes A-_, A-_, A-_, A-_, A-_, A-_, B-_, B-_, X and R Certificates and shall be collectively referred to herein as the "Certificates."

                  5. The Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class A-_, Class B-_ and Class B-_ Certificates (the "Offered Certificates") shall be sold pursuant to a terms agreement dated ___________, 19__ herewith (the "Terms Agreement" and, together with the Company's Underwriting Agreement Standard Provisions (March 1997), the "Underwriting Agreement"), among the Company, OAC, ______________________________ and

Sales Agreement

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________________________ (collectively, the "Underwriters"), and will be offered publicly for sale by the Underwriters pursuant to a prospectus supplement dated _______________ __, 19__ (the "Prospectus Supplement"), and the related prospectus, dated _______________ __, 19__ (together with the Prospectus Supplement, the "Prospectus").

                  6. The Class X and Class R Certificates (the "Private Certificates") will be sold by the Company to _____________________________, a Nevada corporation (the "Purchaser"), which will hold such Certificates or sell such Certificates to sophisticated institutional investors in one or more privately negotiated transactions.

                  7. Capitalized terms used and not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

                                    AGREEMENT

         NOW THEREFORE, in consideration of the above premises, mutual promises herein made and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         SECTION 1.  Sale and Purchase.

         (a) Subject to the terms and conditions of this Agreement, the Seller agrees to sell, and the Company agrees to purchase, on the date of the issuance of the Certificates, which is expected to be on or about ________________, 19__ (the "Closing Date"), Assets having an aggregate principal balance as of the close of business on __________________ 1, 19__ (the "Cut-off Date"), of approximately $___________ (the "Principal Cut-off Balance").

         (b) The Seller and the Company have agreed upon which of the contracts and mortgage loans owned by the Seller are to be purchased by the Company pursuant to this Agreement, and the Seller has prepared, or provided information to the Company enabling it to prepare, the schedules attached hereto as Schedule IA and Schedule IB identifying all of the Assets to be purchased by the Company on the Closing Date and describing such Assets. The Seller shall, with the Company's consent, amend or modify, or provide information to the Company enabling it to amend or modify, Schedule IA or Schedule IB on or prior to the Closing Date if necessary to reflect the Assets actually transferred by the Seller and accepted by the Company on the Closing Date. Schedule IA and Schedule IB, as so amended or modified (the "Closing Schedule"), shall conform to the requirements of the Company as set forth in this Agreement and to the definition of "Asset Schedule" under the Standard Terms, and shall be used as the definitive Asset Schedule attached as an exhibit to the Pooling and Servicing Agreement.

         (c) The sale of the Assets shall be effected pursuant to the Assignment of Assets substantially in the form attached hereto as Exhibit A (the "Assignment of Assets").


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         SECTION 2.  Pool Purchase Price.

         (a) On the Closing Date, as full consideration for the Seller's sale of the Assets to the Company, the Company will pay to the Seller $___________, representing the proceeds of the sale of the Offered Certificates, and the proceeds of the sale of the Private Certificates (collectively, the "Pool Purchase Price").

         (b) The Company or any assignee or transferee of the Company (which may include the Trustee acting on behalf of the Certificateholders) shall be entitled to all Monthly Payments due after the Cut-off Date and all Principal Prepayments and other unscheduled collections of principal collected in respect of the Assets on or after the Cut-off Date. All Monthly Payments due on or before the Cut-off Date and collected on or after the Cut-off Date shall belong to the Seller.

         (c) Pursuant to the Pooling and Servicing Agreement, the Company will transfer and assign all of its right, title and interest in and to the Assets to the Trustee for the benefit of the Holders of the Certificates in consideration of the issuance of the Certificates to the Company.

         SECTION 3.  Transfer of the Assets.

         (a) Transfer of Ownership. Upon the sale of the Assets, the ownership of each Asset and the related Asset Documents shall be vested in the Company, and the ownership of all other records and documents with respect to any Asset prepared by or which come into the possession of the Seller shall immediately vest in the Company upon such preparation or possession. OAC shall retain, in its capacity as the servicer, any documents that come into its possession with respect to the Contracts following the sale of the Assets to the Company and shall hold any such documents for the benefit of the Company, its successors and assigns. OAC shall promptly deliver to the Custodian (as defined below) or retain in its capacity as the servicer, as appropriate, any documents that come into its possession with respect to the Mortgage Loans following the sale of the Assets to the Company. Prior to such delivery, the Seller shall hold any such documents for the benefit of the Company, its successors and assigns.

         All documents with respect to any Asset in the possession of OAC following the execution by OAC of the Pooling and Servicing Agreement shall be held by OAC, in its capacity as servicer, as bailee and agent for the Company, its successors and assigns and shall only be released in accordance with the terms of the Pooling and Servicing Agreement.

         (b) Delivery of Mortgage Loan Files. Not later than three Business Days prior to the Closing Date, the Seller shall deliver to _______________________, as custodian (the "Custodian"), each of the Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File for each Mortgage Loan. The Mortgage Note for each Mortgage Loan shall be endorsed without recourse to the Trustee (as the designee of the Company) or the Custodian (or in blank), and the Mortgage for each Mortgage Loan shall be assigned to the Trustee or the Custodian (or in blank). Each endorsement of a Mortgage Note shall be in the following form:

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                                WITHOUT RECOURSE,
                               PAY TO THE ORDER OF
                         ------------------------------
                   AS TRUSTEE u/a DATED AS OF ________ 1, 19__

         Each assignment of a Mortgage relating to a Mortgage Loan shall be made to ____________________________, AS TRUSTEE u/a w/Deutsche Financial Capital Securitization LLC and Oakwood Acceptance Corporation dated as of ________ 1, 19__.

         Prior to the transfer and sale of the Mortgage Loans pursuant to this Agreement, all Mortgage Loan Documents delivered to the Custodian shall be held by the Custodian for the benefit of the Seller, and the possession by the Custodian of such Mortgage Loan Documents will be at the will of the Seller and will be in a custodial capacity only. Following the transfer and sale of the Mortgage Loans from the Seller to the Company in accordance with the terms and upon satisfaction of the conditions of this Agreement, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder for the benefit of the Company, as its agent and bailee. The Custodian will act on the Company's behalf as a custodian for the receipt and custody of all Trustee Mortgage Loan Files and, after the transfer of the Mortgage Loans from the Company to the Trust, the Custodian will hold all Mortgage Loan Documents delivered to it hereunder as the agent of and custodian for the Trustee in order to effect the transfer and sale of the Mortgage Loans from the Company to the Trust.

         (c) Examination of Contract Documents. The Servicer shall review the Contract Files for each Contract in accordance with Section 2.02(b) of the Standard Terms to confirm that each Contract File is complete, that none of the Contract Documents is materially defective, and that the documents included in each Contract File conform to the description thereof contained in the Contract Schedule. If the Seller receives written notice or obtains actual knowledge that a Contract File is incomplete or defective in any material respect, or of any material discrepancy between any Contract and the Contract Schedule, which incompleteness, defect or discrepancy materially and adversely affects the Trustee's interest in any Contract, the Seller must cure, repurchase or substitute for the affected Contract as provided in Section 7(b) hereof. Notwithstanding any of the foregoing, if the only problem discovered in respect of a Contract is an overstatement in the Contract Schedule of the Cut-off Date Principal Balance of the Contract, the Seller may cure such discrepancy by depositing cash into the Certificate Account in the amount of such overstatement prior to the first Distribution Date.

         (d) Examination of Mortgage Loan Documents; Acceptance of Mortgage Loans. Prior to the Closing Date, the Seller shall either (i) deliver to the Company or its designee in escrow, for examination, the Mortgage Loan Documents pertaining to each Mortgage Loan, or (ii) make such Mortgage Loan Documents available to the Company or its designee for examination at the Seller's offices or at such other place as the Seller shall specify. The Company, the Custodian, the Trustee, or a designee of any such entity may review the Mortgage Loan Documents.


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         Prior to the Closing Date, the Trustee (or the Custodian, as its
designee) shall review the documents delivered pursuant to Section 3(b) hereof to ascertain that, as to each Mortgage Loan listed in the Mortgage Loan Schedule, (i) all documents required to be delivered by the Seller pursuant to such Section 3(b) have been received, (ii) such documents appear regular on their face and relate to such Mortgage Loan, and (iii) the information as to the Mortgage Loan set forth in the Mortgage Loan Schedule accurately reflects the information set forth in the corresponding Trustee Mortgage Loan File. An additional review shall be conducted by the Trustee (or the Custodian, as its designee) prior to the first anniversary of the Closing Date to determine that all Mortgage Loan Documents required to be included in the Trustee Mortgage Loan File are included therein. If at any time the Company, the Custodian or the Trustee discovers or receives notice that any Mortgage Loan Document is missing or defective in any material respect with respect to any Mortgage Loan, or that there exists any material discrepancy between the Mortgage Loan Documents and the Mortgage Loan Schedule, it shall promptly notify the Seller in writing thereof. Upon its receipt of notice of such incompleteness, defect or discrepancy, the Seller must cure, repurchase or substitute for the affected Mortgage Loan to the extent provided in Section 7(b) hereof. Notwithstanding any of the foregoing, if the only problem discovered in respect of a Mortgage Loan is an overstatement in the Mortgage Loan Schedule of the Cut-off Date Principal Balance of the Mortgage Loan, the Seller may cure such discrepancy by depositing cash into the Certificate Account in the amount of such overstatement prior to the first Distribution Date. At the time of any such repurchase or substitution, the Custodian shall release documents in its possession relating to such Mortgage Loan to the Seller. The fact that the Company, the Trustee or a designee of either entity has conducted or has failed to conduct any partial or complete examination of the Mortgage Loan Documents prior to the Closing Date shall not affect the rights of the Company (or any assignee or successor thereof) to demand repurchase or other relief as provided herein.

         (e) Recordation of Assignments of Mortgage. Subject to the sale of the Mortgage Loans by the Seller to the Company in accordance with the terms of this Agreement, the Company hereby authorizes and instructs the Seller, and the Seller hereby agrees, to record (or to cause one of its affiliates to record) all Assignments with respect to the Mortgage Loans required to be contained in the Trustee Mortgage Loan File pursuant to the Standard Terms in the public recording office for the jurisdiction in which the related Mortgaged Property is located. All recording fees relating to the recordation of the Assignments as described above shall be paid by the Seller or an affiliate of the Seller. If the Trustee (or the Custodian on behalf of the Trustee) does not receive, within the time specified in the Pooling and Servicing Agreement, evidence satisfactory to it of such recording with respect to any Mortgage Loan, or in the alternative, an Opinion of Counsel acceptable to the Company to the effect that such recording is not required to protect the right, title and interest of the Trustee in any such Mortgage Loan, the Seller shall, in cooperation with the Servicer, correct or cure any such omission.


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                                        5

         SECTION 4.  Representations and Warranties of the Seller.

         (a) The Seller hereby represents and warrants to the Company as of the date of this Agreement, or as of such other date as is specifically provided, as follows:

                  (1) The Seller has been duly organized and is validly existing and in good standing under the laws of the State of North Carolina and is duly qualified to do business and in good standing under the laws of each jurisdiction that requires such qualification wherein it owns or leases any material properties (except where the failure so to qualify would not have a material adverse effect on the Seller). The Seller has the full power and authority (corporate and other) to own its properties and conduct its business as its business is presently conducted.

                  (2) The Seller has the full power, authority and legal right to transfer and convey the Assets to the Company, and has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

                  (3) This Agreement has been duly and validly authorized, executed and delivered by the Seller and (assuming the due authorization, execution and delivery hereof by the Company) constitutes the valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

                  (4) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the State of North Carolina, for the execution, delivery and performance of or compliance by the Seller with this Agreement or the consummation by the Seller of any other transaction contemplated hereby.

                  (5) Neither the execution and delivery of this Agreement by the Seller, nor the consummation by the Seller of the transactions herein contemplated, nor compliance with the provisions hereof by the Seller, will (A) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Seller's articles of association or operating agreement, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Seller or any of its properties, or any of the provisions of any indenture, mortgage, deed of trust, contract or other instrument to which the Seller is a party or by which the Seller is bound or (B) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon any of the Seller's properties pursuant to the terms of any such indenture, mortgage, deed of trust, contract or other instrument.


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                  (6) The Seller is not, and with passage of time does not
         expect to become, insolvent or bankrupt.

                  (7) No officer's certificate, statement or other information furnished in writing or report delivered by the Seller to the Company or to any affiliate or designee of the Company or to the Trustee for use in connection with the Company's or the Trust's purchase of the Assets and the transactions contemplated hereunder will, to the knowledge of the Seller, contain any untrue statement of a material fact, or omit a material fact necessary to make the information, certificate, statement or report not misleading.

                  (8) The Seller has delivered to the Company financial statements as to its last two complete fiscal years. Each such financial statement fairly presents the pertinent results of operations and changes in financial position for each of such periods and the financial position at the end of each such period of the Seller and its subsidiaries, and has been prepared in accordance with generally accepted accounting principles consistently applied throughout the period involved, except as set forth in the notes thereto.

                  (9) There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller's financial statements described in the preceding paragraph which would have a material adverse effect on the Seller's ability to perform its obligations under this Agreement.

                  (10) The Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Assets to the Company.

                  (11) There is no litigation pending or, to the Seller's knowledge, threatened against the Seller that would reasonably be expected to affect adversely the transfer of the Assets, the issuance of the Certificates, or the execution, delivery, performance or enforceability of this Agreement or have a material adverse effect on the financial condition of the Seller.

                  (12) The Seller will treat the transfer of the Assets to the Company as a sale on its books and records in accordance with generally accepted accounting principles.

                  (13) The Seller is, and, immediately prior to the sale of the Assets to the Company, the Seller will be, the sole owner of, and will have good and marketable title to, the Assets, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released prior to or concurrently with the purchase of the Assets by the Company. Following the sale of the Assets, the Company will own such Assets, free and clear of any prior lien, mortgage, security interest, pledge, charge or other encumbrance (assuming, with respect to each Asset secured by a Real Property or a Mortgaged Property located in a jurisdiction in which recordation

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         of an assignment is necessary to transfer a lien on the Real Property or Mortgaged Property, that an Assignment of the related Mortgage from the Seller to the Company, or its designee, is so recorded), except the lien created by the Pooling and Servicing Agreement.

                  (14) With respect to each Asset, the Seller is in possession of each of the Asset Documents required to be included in the related Asset File (except to the extent such Asset File has been delivered to the Custodian as described in this Agreement).

                  (15) The transfer, assignment and conveyance of the Assets by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (16) The Seller used no adverse selection procedures in selecting the Assets from among the outstanding contracts and mortgage loans in its portfolio as to which the representations and warranties required by this Agreement could truthfully be made.

                  (17) The Assets set forth on Schedule IV hereto are the "Step-up Rate Loans," as defined in the Prospectus Supplement.

                  (18) The description of the Assets acquired from the Seller set forth in the Prospectus Supplement under the heading "The Asset Pool" does not contain any untrue statement of any material fact or omit any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

                  (19) The information set forth in Schedule IA and Schedule IB hereto is true and correct in all material respects as of the Cut-off Date.

                  (20) The consideration received by the Seller upon the sale of the Assets under this Agreement constitutes fair consideration and reasonably equivalent value for the Assets.

                  (21) The Seller is solvent, and the sale of the Assets will not cause the Seller to become insolvent. The sale of the Assets is not undertaken with the intent to hinder, delay or defraud any of the Seller's creditors.

                  (22) The Seller intends to relinquish all rights to possess, control and monitor the Assets sold pursuant to this Agreement (except such rights as are entailed in its serving as the Servicer of the Assets under the Pooling and Servicing Agreement). After the Closing Date, the Seller will have no right to modify or alter the terms of the sale of the Assets, and the Seller will have no right or obligation to repurchase any Asset or substitute another contract or mortgage loan, as applicable, for any Asset sold hereunder, except as provided in Sections 3 and 7 hereof.

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                  (23) As of the date hereof, no property securing an Asset is subject to repossession, foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the Seller's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in any Asset becoming subject to bankruptcy or insolvency proceedings is not imminent.

                  (24) The Assets listed on Schedule III hereto are insured against losses by the Federal Housing Administration (subject to applicable limitations on such insurance).

         (b) As to each Asset, the Seller hereby represents and warrants to the Company as of the date of this Agreement, or as of such other date as is specifically provided, that each applicable representation and warranty set forth in Schedule II hereto is true and correct.

         SECTION 5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Seller as of the date of this Agreement, or as of such other date as is specifically provided, as follows:

         (a) The Company is a limited liability company duly organized and validly existing in good standing under the laws of the State of North Carolina.

         (b) the Company has the full power, authority (corporate and other) and legal right to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

         (c) This Agreement has been duly and validly authorized, executed and delivered by the Company, and (assuming the due authorization, execution and delivery hereof by the Seller) constitutes the valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, receivership, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity, regardless of whether such enforcement is sought in a proceeding in equity or at law.

         (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required, under federal laws or the laws of the State of North Carolina, for the execution, delivery and performance of or compliance by the Company with this Agreement or the consummation by the Company of any other transaction contemplated hereby.

         (e) Neither the execution and delivery of this Agreement by the Company, nor the consummation by the Company of the transactions hereby contemplated, nor compliance with the provisions hereof by the Company, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the Company's articles of association or operating agreement, or any law, governmental rule or regulation, or any judgment, decree or order binding on the Company or any of its properties, or any of the provisions of any contract

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or other instrument to which the Company is a party or by which it is bound or
(ii) result in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Certificates.

         (f) There is no litigation pending or, to the Company's knowledge, threatened against the Company that would reasonably be expected to affect adversely the execution, delivery, performance or enforceability of this Agreement or have a material adverse effect on the financial condition of the Company.

         SECTION 6. Covenants of the Seller. The Seller hereby covenants to the Company as follows:

         (a) Simultaneously with the execution hereof, the Seller shall execute and deliver a Certificate evidencing the Seller's authority to enter into the transactions contemplated by this Agreement.

         (b) On or before the Closing Date, the Seller shall take all steps required of it to effect the transfer of the Assets to the Trustee, as transferee of the Company, free and clear of any lien, charge, or encumbrance.

         (c) The Seller shall use its best efforts to make available to counsel for the Company in executed form each of the Closing Documents (as defined in Section 9(b) below) no later than two Business Days before the Closing Date, it being understood that such documents are to be released and delivered only on the closing of the transaction contemplated hereby and the sale of the Certificates.

         (d) In the event the Seller fails to take all actions necessary to effect the conveyance of the Assets to the Company on or before the Closing Date as contemplated hereby, the Seller hereby constitutes and appoints the Company and its officers and representatives as the Seller's true and lawful attorneys-in-fact to do all acts and transactions and to execute and deliver all agreements, documents, instruments and papers by and on behalf of the Seller as may be necessary to consummate the transfer of the Assets to the Company. The foregoing grant of authority shall be deemed to be irrevocable and a power coupled with an interest.

         (e) The Seller shall record its transfer of the Assets to the Company as a sale of its interest therein under generally accepted accounting principles. The Seller shall also report the transfer as a sale in all financial statements and reports to regulatory and supervisory agencies and authorities to which it reports, if any. For federal income tax purposes, the Seller will treat the transfer of the Assets as a sale.


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         (f) The Seller will promptly notify the Servicer upon the Seller's receiving notice or otherwise gaining actual knowledge of any re-registration of a Manufactured Home underlying a Contract in a name other than that of the Seller, the Company or the Trustee.

         SECTION 7.  Repurchase Obligations.

         (a) Each of the representations and warranties made by the Seller herein shall survive the purchase by the Company of the Assets and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement or the Pooling and Servicing Agreement. The Seller's representations and warranties shall not be impaired by any review or examination of Asset Documents or other documents evidencing or relating to the Assets or any failure on the part of the Company to review or examine such documents and shall inure to the benefit of the Trustee (as the assignee of the Company) for the benefit of the Certificateholders. With respect to the representations and warranties contained herein that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by either the Seller, the Company or the Trustee that the substance of any such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Asset, then notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation and warranty was made, the Seller shall take action in accordance with the following paragraph in respect of such Asset.

         (b) Upon discovery or receipt of notice by the Seller, the Company or the Trustee of any missing or materially defective document in any Asset File, a breach of any of the representations and warranties set forth in Section 4 hereof or in Schedule II hereto, or a default in the performance of any of the covenants or other obligations of the Seller under this Agreement, that in any of the foregoing cases materially and adversely affects the value of any Asset or the interest therein of the Company or the Trustee, the party discovering or receiving notice of the missing or materially defective document, breach, or default shall give prompt written notice to the other parties. Upon its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation and warranty or covenant, the Seller shall, within 90 days after such discovery or receipt of such notice, either (i) cure such defect or breach in all material respects, or (ii) either repurchase the affected Asset at the Repurchase Price therefor or cause the removal of such Asset from the Trust (in which case it shall become a Replaced Asset) and substitute therefor one or more Assets, each of which must be a Qualified Substitute Asset as defined in the Pooling and Servicing Agreement; provided, however, that any such substitution must occur within two years of the Closing Date. Notwithstanding the foregoing, if such missing or materially defective document, breach, or default exposes or results in a Qualification Defect, the cure, repurchase, or substitution of the affected Asset must take place within 75 days of the Defect Discovery Date, provided, however, that any substitution must take place within two years of the Closing Date. The Servicer shall amend the Asset Schedule to reflect the withdrawal of any Asset from the terms of this Agreement and the Pooling and Servicing Agreement and the addition, if any,

Sales Agreement
                                       11
of any Qualified Substitute Asset(s). In order to effect a substitution pursuant to this Section 7(b), the Seller will deliver to the Trustee (i) each of the Asset Documents required to be contained in the Asset File with respect to the Qualified Substitute Asset(s) and (ii) if the aggregate Unpaid Principal Balance on the date of substitution of the Qualified Substitute Asset(s) is less than the aggregate Unpaid Principal Balance of the Replaced Asset(s) (after application of Monthly Payments due in the month of substitution), cash in an amount equal to such shortfall. The Trustee shall deposit any such cash into the Certificate Account. Any repurchase of an Asset pursuant to this Section 7(b) shall be accomplished by the delivery to the Trustee, on (or determined as of) the last day of the calendar month in which such repurchase is made, of the Repurchase Price for such Asset.

         (c) It is understood and agreed that the obligations of the Seller set forth in this Section 7 to cure, repurchase or substitute for an Asset and to indemnify the Company as provided in Section 8 of this Agreement constitute the sole remedies of the Company and the Trustee against the Seller with respect to a missing or materially defective document in any Asset File, a breach of representations and warranties of the Seller set forth in Section 4 hereof or in
Schedule II hereto, or a default in the performance by the Seller of any of its covenants or other obligations under this Agreement.

         SECTION 8.  Indemnification.

         (a) In the event the Seller breaches its representations, warranties, covenants or obligations set forth herein, the Seller shall indemnify and hold harmless the Company (and its assignees in accordance with Section 17 hereof) (the "Indemnified Parties") from and against any loss, damages, penalties, fines, forfeiture, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, such breach. Promptly after receipt by an Indemnified Party of notice of the commencement of any such action, such Indemnified Party will notify the Seller in writing of the commencement thereof if a claim in respect of such action is to be made against the Seller under this
Section 8, but the omission so to notify the Seller will not relieve the Seller from any liability hereunder unless such omission materially prejudices the rights and positions of the Seller. If any such action is brought against an Indemnified Party, and it notifies the Seller of the commencement thereof, the Seller will be entitled to participate therein, and to assume the defense thereof, with counsel selected by the Seller and satisfactory to such Indemnified Party, and after notice from the Seller to the Indemnified Party of its election so to assume the defense thereof, the Seller will not be liable to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of such action; provided, however, that if the defendants in any such action include both one or more Indemnified Parties and the Seller and any such Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Seller, the Indemnified Party or Parties shall have the right to select separate counsel to defend such legal action on behalf of such Indemnified Party or Parties (it being understood, however, that the Seller shall not be liable for the expenses of more than one separate counsel appointed by the Indemnified

Sales Agreement
                                       12

Parties) and, provided, further, that this sentence shall not be in effect if
(i) the Seller shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action or (ii) the Seller shall have authorized the employment of counsel for the Indemnified Party at the expense of the Seller. If the Seller assumes the defense of any such proceeding, it shall be entitled to settle such proceeding with the consent of any Indemnified Party that is also subject to such proceeding or, if such settlement provides for release of any such Indemnified Party in connection with all matters relating to the proceeding which have been asserted against such Indemnified Party in such proceeding by the other parties to such settlement, without the consent of such Indemnified Party.

         (b) The Seller shall reimburse the Underwriters upon demand for all amounts otherwise payable by the Company pursuant to Section 7 of the Company's Underwriting Agreement Standard Provisions (March 1997), in the event that any breach referred to in the preceding paragraph or any of the following results in the inability of the parties hereto to consummate the transactions contemplated herein: (A) failure to obtain any consent or authorization, if any, required under federal or applicable state law for the Seller to perform the transactions contemplated herein; or (B) the Seller's failure to perform any of the obligations of the Seller under Section 9(a), (b), (c) or (d) hereof.

         (c) In the event of either a breach by an Underwriter of its obligation to purchase the Offered Certificates pursuant to the Underwriting Agreement or a breach by the Purchaser of its obligation to purchase the Private Certificates, subject to payment in full of the Issuance Fee to the Company, the Company hereby assigns to the Seller any and all rights of action or other claims the Company may have against any Underwriter or the Purchaser pursuant to the applicable agreement (other than the Company's right to receive payment due the Company from the Underwriters or the Purchaser for the Company's expenses related to the proposed issuance of the related Certificates); provided, however, that the Company expressly reserves, and does not hereby assign, its rights to indemnification and contribution under the Underwriting Agreement and any other rights to indemnification or contribution it may have at law or in equity.

         SECTION 9. Conditions to Obligation of the Company. The obligation of the Company hereunder to purchase the Assets is subject to the following conditions:

         (a) The accuracy in all material respects of all of the representations and warranties of the Seller under this Agreement and the non-occurrence of any event which, with notice or the passage of time, would constitute a default under this Agreement;

         (b) The Company shall have received, or the Company's attorneys shall have received, in escrow (to be released from escrow at the time of closing), the following documents (collectively, the "Closing Documents") in such forms as are agreed upon and acceptable to the Company, duly executed by all signatories other than the Company as required pursuant to the respective terms thereof:

Sales Agreement
                                       13

                           (i) An Assignment of Assets substantially in the form
                  of Exhibit A hereto;

                           (ii) An Opinion of Counsel for the Seller as to
                  various corporate matters and such other Opinions of Counsel as are necessary in order to obtain the ratings set forth in
                  Section 9(f) below, each of which shall be acceptable to the Company, its counsel, the Seller, its counsel, and
                  [            ] and [              ] and together with
                  [            ], the "Rating Agencies") (it being understood
                  that such opinions shall expressly provide that the Trustee shall be entitled to rely on such Opinions of Counsel); and

                           (iii) From Price Waterhouse LLP, certified public
                  accountants, two letters, (i) one dated the date of the Underwriting Agreement and satisfactory in form and substance to the Company and counsel for the Company to the effect that such accountants have performed certain specified procedures as a result of which they have determined that the Assets listed on Schedule IA and Schedule IB hereto conform with the description thereof in the Prospectus Supplement under "The Asset Pool" and that a sampling of the Asset Files relating to the Assets conforms with the information contained on the asset data file tape upon which the information in the Prospectus Supplement under the caption "The Asset Pool" was based; and (ii) the other letter dated the Closing Date and satisfactory in form and substance to the Company and counsel for the Company, reconfirming or updating the letter described in clause (i) above and to the further effect that such accountants have performed certain procedures as a result of which they have determined that the Assets listed on Schedule IA and Schedule IB to the Pooling and Servicing Agreement conform with the description thereof in the Prospectus Supplement under the caption "The Asset Pool," and covering such other matters relating to the Trust as the Company may reasonably request;

         (c) The Seller shall have delivered to the Custodian, in escrow, all documents (including, without limitation, the Mortgage assigned by the Seller to the Trustee or Custodian, as appropriate, and the Mortgage Note endorsed to the Trustee or Custodian, as appropriate, with respect to each Mortgage Loan) required to be delivered hereunder and shall have released its interest therein to the Company or its designee;

         (d) Compliance by the Seller with all other terms and conditions of this Agreement;

         (e) The purchase by the Underwriters of the Offered Certificates pursuant to the terms of the Underwriting Agreement; and

         (f) The receipt of written confirmation from (i) [          ] and
[          ] that each has assigned ratings of "___" to the Class A-_,
Class A-_, Class A-_, Class A-_ and Class A-_ Certificates, of at least "___" to the Class B-_ Certificates and of at least "___-" to the Class
B-_ Certificates;

Sales Agreement
                                       14

(ii) [        ] that it has assigned a rating of "__" to the Class A-_
Certificates and
(iii) [         ] that it has assigned a rating of "__-" to the Class A-_
Certificates.

         SECTION 10.  Fees and Deposits.

         (a) The Seller shall be responsible for payment of (i) all fees and expenses of attorneys, accountants, printers and the Trustee in connection with the issuance of the Certificates, (ii) the fees payable to the Securities and Exchange Commission with respect to the Certificates and (iii) the fees payable to the Rating Agencies for their initial ratings of the Certificates. In addition, the Seller shall pay (i) the fees and expenses of its attorneys and accountants, (ii) any required reserve fund deposits (as such terms are defined in, and as required by, the Pooling and Servicing Agreement) and (iii) to __________________________, the cost of the blue sky survey referred to in the Terms Agreement.

         (b) The Servicer shall be entitled to receive in consideration of its services under the Pooling and Servicing Agreement a monthly fee on or with respect to each Distribution Date in an amount not to exceed one-twelfth of 1.00% times the Pool Scheduled Principal Balance of the Assets in respect of that Distribution Date.

         SECTION 11. Mandatory Delivery; Grant of Security Interest. The sale and delivery on the Closing Date of the Assets described in the Asset Schedule are mandatory, it being specifically understood and agreed that each Asset is unique and identifiable on the date hereof and that an award of money damages would be insufficient to compensate the Company for the losses and damages incurred by the Company in the event of the Seller's failure to deliver the Assets on or before the Closing Date. The Seller hereby grants to the Company a first lien on and a continuing first priority security interest in each Asset and each document and instrument evidencing each Asset to secure the performance by the Seller of its obligation to deliver such Assets hereunder. All rights and remedies of the Company under this Agreement are distinct from, and cumulative with, any other rights or remedies under this Agreement or afforded by law or equity, and all such rights and remedies may be exercised concurrently, independently or successively.

         SECTION 12. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, or transmitted by telecopier, telex or telegraph and confirmed by a similar mailed writing, to the following:

                  a.       If to the Company:

                           Deutsche Financial Capital Securitization LLC 7800 McCloud Road
                           Greensboro, North Carolina 27409-9634
                           Attention:  Manager


Sales Agreement
                                       15
                           with a copy, given in the manner
                           prescribed above, to:

                           Jack A. Molenkamp, Esquire
                           Hunton & Williams
                           Riverfront Plaza - East Tower
                           951 East Byrd Street
                           Richmond, Virginia 23219-4074

                  b.       If to the Seller:
                           7800 McCloud Road
                           Greensboro, North Carolina 27409-9634

                           with a copy, given in the manner
                           prescribed above, to:

                           Jack A. Molenkamp, Esquire
                           Hunton & Williams
                           Riverfront Plaza - East Tower
                           951 East Byrd Street
                           Richmond, Virginia 23219-4074

         Copies of all such notices also shall be mailed, delivered or telegraphed and confirmed to Deutsche Financial Services Corporation, 655 Maryville Centre Drive, St. Louis, MO 63141- 5832, Attention: Treasurer. Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 12 for the giving of notice.

         SECTION 13. Severability of Provisions. Any part, provision, representation, warranty or covenant contained in this Agreement that is prohibited or unenforceable or that is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Asset shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof.

         SECTION 14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NORTH CAROLINA, NOTWITHSTANDING ANY NORTH CAROLINA OR OTHER
CONFLICT OF LAWS PROVISION TO THE CONTRARY.

         SECTION 15. Agreement of the Seller. The Seller agrees to execute and deliver such instruments and take such actions as the Company or the Trustee may, from time to time,

Sales Agreement
                                       16
reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement including, without limitation, the execution and filing of any UCC financing statements to evidence the interests of the Company and any of its transferees in the Assets and other assets assigned to the Trust.

         SECTION 16. Survival. The Seller agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to have been relied upon by the Company, notwithstanding any investigation heretofore or hereafter made by the Company or on the Company's behalf, and that the representations, warranties and agreements made by the Seller herein or in any such certificate or other instrument shall survive the delivery of and payment for the Assets.

         SECTION 17. Assignment. The Seller hereby acknowledges that the Company will assign all its rights hereunder (except those rights set forth in Section 8(b) and Section 10 hereof) to the Trustee. The Seller agrees that, upon the execution of the Pooling and Servicing Agreement, the Trustee will have all such rights and remedies provided to the Company hereunder (except those rights set forth in Section 8(b) and Section 10 hereof) and this Agreement will inure to the benefit of the Trustee. The Trustee shall constitute not only an assignee of the Company's rights in accordance with this Section 17 but also an intended third-party beneficiary of this Agreement to the extent necessary to enforce such rights and to obtain the benefit of such remedies.

         SECTION 18.  Miscellaneous.

         (a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.

         (b) Any person into which the Seller may be merged or consolidated or any person resulting from a merger or consolidation involving the Seller or any person succeeding to the business of the Seller shall be considered the successor of the Seller hereunder, without the further act or consent of either party hereto. Except as provided above, this Agreement cannot be assigned, pledged or hypothecated by any party without the written consent of each other party to this Agreement.

         (c) This Agreement supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of the provisions of this Agreement.


Sales Agreement
                                       17

         (d) The Company shall immediately deliver the Assets and all related Asset Documents to OAC or OAC's designee and any security interest created by
Section 11 hereof shall be deemed to have been released if, on the Closing Date, each of the conditions set forth in Section 9 hereof shall not have been satisfied or waived.

         (e) It is the express intent of the parties hereto that the conveyance of the Assets by the Seller to the Company as contemplated by this Agreement be construed as a sale of the Assets by the Seller to the Company. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Assets by the Seller to the Company or any assignee of the Company, including, but not limited to, the Trustee, to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties hereto, the Assets are held to be property of the Seller, then (i) this Agreement shall also be deemed to be a security agreement within the meaning of
Article 9 of the North Carolina Uniform Commercial Code; (ii) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Company of a first priority security interest in all of the Seller's right, title and interest in and to the Assets and all amounts payable to the holder of the Assets in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities, or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account or the Distribution Account, whether in the form of cash, instruments, securities or other property; (iii) the possession by the Company or its agents of items of property that constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" for purposes of perfecting the security interest pursuant to Section 9-305 of the North Carolina Uniform Commercial Code, and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Company for the purpose of perfecting such security interest under applicable law. Any assignment of the interest of the Company pursuant to any provision hereof shall also be deemed to be an assignment of any security interest created hereby. The Seller and the Company shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Assets, such security interest would be deemed to be a perfected security interest of first priority under applicable law and would be maintained as such throughout the terms of this Agreement and the Pooling and Servicing Agreement.

         SECTION 19. Request for Opinions. The Seller and the Company hereby request and authorize Hunton & Williams, as their counsel in this transaction, to issue on behalf of the Seller and the Company such legal opinions to the Trustee, the Seller, the Company and the Rating Agencies as may be (i) required by any and all documents, certificates or agreements executed in connection with this Agreement or (ii) requested by the Trustee, the Seller, the Company or the Rating Agencies or their respective counsel.

Sales Agreement
                                       18

         IN WITNESS WHEREOF, the Seller and the Company have caused this Sales Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.


                                  DEUTSCHE FINANCIAL CAPITAL
                                  SECURITIZATION LLC


                                  By:  DEUTSCHE FINANCIAL CAPITAL I
                                           CORP.

                                  By:          ______________________________

                                  Name:        ______________________________

                                  Title:       ______________________________



                                  DEUTSCHE FINANCIAL CAPITAL
                                    LIMITED LIABILITY COMPANY


                                  By:          ______________________________

                                  Name:        ______________________________

                                  Title:       ______________________________



                                  ACKNOWLEDGED AND AGREED:

                                  OAKWOOD ACCEPTANCE CORPORATION


                                  By:          ______________________________

                                  Name:        ______________________________

                                  Title:       ______________________________



Sales Agreement
                                       19

                              ------------------------------,
                                           as Trustee


                              By:          ______________________________

                              Name:        ______________________________

                              Title:       ______________________________


                              ------------------------------,
                                           as Custodian


                              By:          ______________________________

                              Name:        ______________________________

                              Title:       ______________________________

Sales Agreement
                                       20

                                   SCHEDULE IA

                                  The Contracts


                                   SCHEDULE IB

                               The Mortgage Loans


                                   SCHEDULE II

                Representations and Warranties Made by the Seller
                     as to the Contracts and Mortgage Loans


                                  SCHEDULE III

                              Assets Insured by FHA


                                   SCHEDULE IV

                       Assets that are Step-up Rate Loans



Sales Agreement
                                      II-1

                                   SCHEDULE II

                REPRESENTATIONS AND WARRANTIES MADE BY THE SELLER
                     AS TO THE CONTRACTS AND MORTGAGE LOANS



         I. The following representations and warranties are made by the Seller to the Company with respect to the Contracts:

                  (a) The information pertaining to each Contract set forth in the Contract Schedule was true and correct at the date or dates as of which such information was furnished.

                  (b) Each Contract is the legal, valid and binding obligation of the Obligor thereunder and is enforceable in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity). There is no homestead exemption that would prevent repossession of the related Manufactured Home from the related Obligor. All parties to such Contract had full legal capacity to execute such Contract and all other documents related thereto and to grant the security interest purported to be granted thereby. The terms of such Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Contract File relating thereto.

                  (c) There is in effect with respect to each Contract one or more Standard Hazard Insurance Policies that provide, at a minimum, the same coverage as that provided by a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the jurisdiction in which the related Manufactured Home is located, or, if such a Standard Hazard Insurance Policy is not in effect with respect to a particular Contract, such Contract is covered by one or more blanket insurance policies, each issued by a Qualified Insurer, covering losses on the Obligors' interests in the Contracts relating to such Manufactured Homes resulting from the absence or insufficiency of individual Standard Hazard Insurance Policies with respect to such Contract. Such Standard Hazard Insurance Policies (or blanket policies in lieu thereof) with respect to each Contract shall provide coverage in an amount at least equal to the lesser of (i) the maximum insurable value of the related Manufactured Home or (ii) the principal balance due from the Obligor under such Contract, in either case subject to standard deductibles; provided, however, that in any event the amount of coverage provided by Standard Hazard Insurance Policies or one or more blanket policies with respect to any Contract must be sufficient to avoid the application of any co-insurance clause contained in such policies. Each Standard Hazard Insurance Policy contains a standard loss payee clause in favor of the originator (or other initial payee under the related Contract) and its successors and assigns, including the Seller and its successors and assigns. Such insurance shall provide flood insurance coverage for any Contract if the related Manufactured Home is located in an area identified by

Sales Agreement
                                      II-2
the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency as subject to special flood hazards (if flood insurance is available for manufactured homes located in the area in which such Manufactured Home is located).

                  (d) No Contract is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and neither the operation of any of the terms of such Contract, nor the exercise of any right thereunder, will render such Contract either unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect to any Contract.

                  (e) Each Contract, and the sale of the Manufactured Home sold thereunder, complied at the time of such sale in all material respects with applicable state and federal laws (and regulations promulgated thereunder), including usury, equal credit opportunity, fair credit reporting, truth-in-lending or other similar laws, the Magnuson-Moss Warranty Act, the Federal Trade Commission Act, and applicable state laws regulating retail installment sales contracts and loans in general and manufactured housing retail installment sales contracts in particular.

                  (f) There is no lien or claim for work, labor, material or unpaid site rent affecting any Manufactured Home that is or may become a lien prior to or equal with the security interest granted by the related Contract.

                  (g) Each Contract grants to the originator, the Seller or the Trustee a valid and enforceable security interest in and lien on the related Manufactured Home, and such security interest and lien has been duly perfected and is prior to all other security interests in and liens on such Manufactured Home that now exist or may arise hereafter or be created (except for any lien for taxes unpaid by the related Obligor that may hereafter arise), or all necessary and appropriate action shall have been performed by the Seller and the related Obligor to perfect a first priority security interest in such Manufactured Home in favor of the Seller or Trustee as secured party. Each Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Manufactured Home of the benefits of the security provided thereby.

                  (h) As of the date of origination of each Contract, either the related Manufactured Home was not considered or classified as part of the real estate on which it is situated under the laws of the jurisdiction in which it is located, or the related Contract File contains a valid recorded Mortgage together with valid recorded assignments thereof, or copies thereof, creating a first mortgage lien on such real estate in favor of the Seller or the Trustee.

                  (i) The Seller is the owner of each Contract, and acquired such ownership in good faith without notice of any adverse claim.

                  (j)        There is only one original of each Contract.


Sales Agreement
                                      II-3

                  (k) As of the Cut-off Date, no Contract was more than 30 days delinquent in payment as to principal or interest or subject to repossession or foreclosure proceedings and, to the best of the Seller's knowledge, the initiation of any such proceedings is not imminent with respect to any Contract. As of the Cut-off Date, there was no default, breach, violation or event permitting acceleration existing under any such Contract and no event that, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Contract (except payment delinquencies permitted by the first sentence hereof). The Seller has not waived any such default, breach, violation or event permitting acceleration.

                  (l) No related Manufactured Home has been destroyed or materially damaged and each Manufactured Home is in the possession of the related Obligor.

                  (m) No Contract has been satisfied, canceled or subordinated in whole or in part or rescinded, and no Manufactured Home or Real Property securing any such Contract has been released from the lien of such Contract or the related Mortgage in whole or in part, nor has any instrument been executed that would effect any such satisfaction, release, cancellation, subordination or rescission.

                  (n) No Contract was originated under and no Contract is subject to any laws that would make the transfer of such Contract from the Seller to the Company or from the Company to the Trust or pursuant to transfers of Certificates unlawful.

                  (o) Each Contract (other than the Step-up Rate Loans identified on Schedule IV to the Sales Agreement) has a fixed rate of interest and provides for level monthly payments that fully amortize the related loan over a remaining term of not more than 360 months. The Step-up Rate Loans identified on Schedule IV to the Sales Agreement conform to the description thereof set forth in the Prospectus Supplement under the heading "The Asset Pool."

                  (p) If one or more REMIC elections are to be made with respect to all or part of the Trust, the REMIC Loan-to-Value Ratio of each Contract is less than 125% either (i) at the time of its origination or as of the Startup Day or (ii) if such Contract has been modified other than as a result of a default or reasonably foreseeable default, as of the Startup Day.

                  (q) The Manufactured Home securing each Contract is a "single family residence" as defined in section 25(e)(10) of the Code, i.e., it is used as a single family residence, has a minimum living space of 400 square feet and a minimum width of over 102 inches and is of the kind customarily used at a fixed location. The Manufactured Home securing each Contract is a "manufactured home" as defined in 42 U.S.C. section 5402(6).

                  (r) There are no delinquent taxes or other outstanding charges affecting any related Manufactured Home or Real Property that are or may become liens prior to, or equal or coordinate with, the lien thereon of the related Contract.


Sales Agreement
                                      II-4

                  (s) Each Contract was originated in the ordinary course of the originator's business. Each Contract that was originated by the Seller (whether originated in the Seller's name or in the name of another entity using funds provided by the Seller) was underwritten and originated substantially in accordance with the Seller's customary underwriting guidelines as in effect from time to time.

                  (t) No Obligor under any Contract is the subject of any proceeding under any chapter of the United States Bankruptcy Code or any proceeding under any similar state law providing for the protection of debtors.

                  (u) The transfer, assignment and conveyance of the Contracts, the Contract Documents and the Contract Files by the Seller pursuant to the Sales Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction.

                  (v) Within 10 days after the Closing Date, each Contract will have been stamped with the following legend: "This Contract has been assigned to ,____________ National Association, as Trustee pursuant to a Pooling and Servicing Agreement among Deutsche Financial Capital Securitization LLC, Oakwood Acceptance Corporation and _____________, National Association, as Trustee." On or before the Closing Date, the Seller shall cause to be filed in all appropriate UCC filing offices the UCC-1 financing statements relating to the Trust Estate that are described in Section 2.02(c)(1) of the Standard Terms.

                  (w) Each Contract is a "qualified mortgage" within the meaning specified for such term in section 860G of the Code and does not contain any provision requiring action which would render it not such a "qualified mortgage."

                  (x) Not more than _____% of the Assets (by Cut-off Date Principal Balances) is attributable to loans for purchases of repossessed Manufactured Homes, not more than _____% of the Assets (by Cut-off Date Principal Balances) is attributable to loans for purchases of used Manufactured Homes (other than used Manufactured Homes that are also repossessed Manufactured Homes) and not more than _____% of the Assets (by Cut-off Date Principal Balances) were secured by Manufactured Homes that were transferred to assignees of the original Obligors.

                  (y) With respect to each Land Secured Contract with an original principal balance of $40,000 or greater, either (i) a title insurance policy providing coverage in the amount of the full principal balance of such Contract was issued at the time such Contract was originated, which policy is valid and binding and is in full force and effect, and which policy insures that the related Mortgage creates a valid first priority security interest on the related Real Property, subject only to (A) the lien created by the related Mortgage, (B) liens for taxes, assessments, levies, fees and other governmental or similar charges which are not yet due or which are being contested in a proceeding that will result in the suspension of such charge and will not affect payments to the holder of the related Contract and its successors and assigns (including the Seller and its successors and assigns), and (C) any exceptions to title set forth in

Sales Agreement
                                      II-5
such title insurance policy or the related preliminary title report that will not adversely affect the ability of the Obligor to pay the principal and interest due under the Contract or materially and adversely affect the marketability of the title to the underlying real property in the event of foreclosure thereon, or (ii) the related Obligor has good and marketable title to the related Real Property.

                  (z) Each Contract was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or by any such institution or by any financial institution approved for insurance by the Secretary of Housing and Urban Development pursuant to Section 2 of the National Housing Act.

                  (aa) Any Contract identified on Schedule III to the Sales Agreement as being insured by the Federal Housing Administration ("FHA") has been serviced in compliance with applicable FHA regulations and the FHA insurance with respect to such Contract as in effect at the origination of such Contract is in full force and effect.

         II. The following representations and warranties are made by the Seller to the Company with respect to the Mortgage Loans:

                  (a) The information pertaining to each Mortgage Loan set forth in the Mortgage Loan Schedule was true and correct at the date or dates as of which such information was furnished.

                  (b) The Seller has not assigned any interest or participation in any Mortgage Loan other than to the Company (or if any such interest or participation has been assigned it has been released or will be released prior to or concurrently with the purchase of such Mortgage Loan by the Company). The Seller has not acted to (i) modify any Mortgage Note or Mortgage relating to any Mortgage Loan in any material respect, (ii) satisfy, cancel or subordinate any Mortgage Loan in whole or in part, (iii) release the related Mortgaged Property in whole or in part from the lien of any Mortgage Loan or (iv) execute any instrument effecting the release, cancellation, modification or satisfaction of any Mortgage Loan.

                  (c) The Mortgage Note for each Mortgage Loan delivered to the Company, the Custodian or the Company's other designee is the original Mortgage Note and is the only Mortgage Note evidencing the Mortgage Loan that has been manually signed by the related Obligor. As of the Cut-off Date, there is no default, breach, violation or event of acceleration existing under any of the Mortgage Loan Documents transferred to the Company or any event that with notice and expiration of any grace or cure period would result in such a default, breach, violation or event of acceleration.


Sales Agreement
                                      II-6

                  (d) As of the Cut-off Date, no Monthly Payment on any Mortgage Loan was more than 30 days delinquent.

                  (e) Each Mortgage Note and Mortgage executed and delivered by an Obligor in connection with a Mortgage Loan has been duly executed and delivered by the related Obligor and constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity (whether considered in a proceeding at law or in equity).

                  (f) Each Mortgage securing a Mortgage Loan has been duly recorded in the appropriate governmental recording office in the jurisdiction where the related Mortgaged Property is located or has been submitted to such recording office for recordation.

                  (g) If the Mortgage securing a Mortgage Loan does not name the Seller as the beneficiary or mortgagee, then a valid assignment, in recordable form, assigning the Mortgage to the Seller or to the Company, has been duly recorded (or has been sent for recordation) in the appropriate records depository for the jurisdiction in which the related Mortgaged Property is located, and the Seller has delivered to the Company the original of such assignment accompanied by appropriate evidence that such assignment has been duly recorded (or a copy thereof certified by the appropriate records depository to be a true and complete copy of the recorded assignment) or a copy of the original assignment together with a certificate from an officer of the Seller certifying that such assignment has been sent for recordation in the appropriate records depository, but that such recorded assignment has not been returned to the Seller.

                  (h) No Mortgage Loan has been modified in any material respect since the date of its origination and no Mortgage Loan is presently subordinated in whole or in part to any other lien, nor has the Mortgaged Property securing any Mortgage Loan been released in whole or in part from the lien of the related Mortgage.

                  (i) Each Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization of the holder's rights against the related Mortgaged Property in the event of a foreclosure or trustee's sale of such property. Upon default by an Obligor on a Mortgage Loan and foreclosure on, or trustee's sale of, the related Mortgaged Property pursuant to proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property underlying that Mortgage Loan, except to the extent that the enforceability of remedies against such Obligor may be subject to applicable bankruptcy, insolvency or other similar laws affecting creditors' rights generally, and to general principles of equity (whether considered in a proceeding at law or in equity). There is no homestead exemption or other exemption or defense available to the related Obligor that would prevent the sale of the Mortgaged Property at a trustee's sale or impair the right of the holder to foreclose thereon.

Sales Agreement
                                      II-7

                  (j) In connection with the origination of each Mortgage Loan, the originator complied with all applicable federal, state and local laws and regulations, including but not limited to those related to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury.

                  (k) An appraisal of the Mortgaged Property underlying each Mortgage Loan was made at the time the Mortgage Loan was originated by an appraiser who met the minimum qualifications of FNMA or FHLMC for appraisers of conventional residential mortgage loans and was completed on a form satisfactory to FNMA or FHLMC.

                  (l) The assignment of each Mortgage to the Trustee constitutes a legal, valid and binding assignment of the Mortgage and creates, or upon recordation will create, a valid first priority security interest in favor of the Trustee in such Mortgage or vests ownership of such Mortgage in the Trustee.

                  (m) The Mortgage securing each Mortgage Loan creates a valid and enforceable first lien on the related Mortgaged Property subject only to Permitted Encumbrances. "Permitted Encumbrances" consist of the following in respect of any Mortgage Loan:

                             1) the lien of current real property taxes and
                  assessments not yet due and payable;

                             2) covenants, conditions and restrictions, rights
                  of way, easements and other matters of public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the related originator and referred to or otherwise considered in the appraisal made for the originator; and

                             3) other matters to which like properties are
                  commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

                  (n) There are no mechanic's or other liens against the related Mortgaged Property which are superior to or equal to the first lien of the related Mortgage Loan, except such liens that are expressly insured against by a Title Insurance Policy.

                  (o) There are no delinquent taxes, governmental assessments or municipal charges due and owing as to any Mortgaged Property. All such charges have been paid or a sufficient escrow has been established to make payment of such charges.

                  (p) Each Mortgaged Property is free of material damage and, to the best of the Seller's knowledge, is in good repair. The Seller is not aware of any condemnation proceedings with respect to any Mortgaged Property.

Sales Agreement
                                      II-8

                  (q) All improvements located on each Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lie within the boundary lines of, and comply with building restrictions applicable to, the Mortgaged Property. There is no violation of applicable zoning laws or regulations with respect to any Mortgaged Property. No improvements on adjoining properties encroach upon any Mortgaged Property in any respect so as to affect adversely the value or marketability of the Mortgaged Property.

                  (r) The full principal amount of each Mortgage Loan has been paid to the related Obligor or according to the direction of the Obligor. The Obligor has no option under the related Mortgage to borrow additional funds secured by the related Mortgage from the Seller or any other person. The principal balance of each Mortgage Loan as of the Cut-off Date, as set forth in the Mortgage Loan Schedule, is correct and is fully secured by the related Mortgage.

                  (s) Except with respect to any funds held in a temporary buy-down fund for a buy-down loan, no Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the related Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

                  (t) Pursuant to the terms of each Mortgage, all improvements on the related Mortgaged Property are insured by an insurer acceptable to FNMA against loss by fire and such other risks as are usually insured against by the broad form of extended coverage hazard insurance policy as is from time to time available. All such improvements are also insured against flood hazards if the Mortgaged Property is in an area identified by the Secretary of Housing and Urban Development or the Director of the Federal Emergency Management Agency as subject to special flood hazards (and if flood insurance is available for real properties located in the area in which such Mortgaged Property is located). All such insurance policies (collectively, the "hazard insurance policy") meet the requirements of the current guidelines of the Federal Insurance Administration, conform to the FNMA Sellers' Guide and the FNMA Servicers' Guide, and collectively constitute a standard policy of insurance for the locale where the Mortgaged Property is located. The coverage provided by such a hazard insurance policy is in the amount of the lesser of (i) the full insurable value of the related Mortgaged Property on a replacement cost basis or (ii) the unpaid balance of the Mortgage Loan, and in any event must at least be sufficient to avoid application of any co-insurance clause contained in such hazard insurance policy. The hazard insurance policy names (and will name) the present owner of the Mortgaged Property as the insured and contains a standard mortgagee loss payable clause in favor of the originator (or another initial payee under the related Mortgage Note) and its successors and assigns, including the Seller and its successors and assigns. The Mortgage obligates the mortgagor thereunder to maintain the hazard insurance policy at the mortgagor's cost and expense, and on the mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such holder's cost and expense, and to seek

Sales Agreement
                                      II-9
reimbursement therefor from the mortgagor. Where required by state law or regulation, the mortgagor has been given an opportunity to choose the carrier of the required hazard insurance.

                  (u) Each Standard Hazard Insurance Policy and Primary Mortgage Insurance Policy (if any) is the valid and binding obligation of the related insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Company and its successors and assigns (including the Trustee) upon the consummation of the transactions contemplated by the Sales Agreement. The Seller has not engaged in, and has no knowledge of the mortgagor having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of any endorsement provided for therein, or the validity and binding effect of either of the foregoing. Statements made by either the Seller or the related Obligor in the applications for such insurance were true and complete at the times of such applications and, to the best of the Seller's knowledge, no events have occurred since the policies for such insurance were issued that would reduce the stated coverage provided by such policies.

                  (v) Each Mortgage Loan is secured by a fee simple estate (or, if the Mortgaged Property is located in Hawaii or Maryland, a leasehold estate) and the related Mortgaged Property consists of a parcel of real property with a single family residence or a two- to four-family dwelling erected thereon.

                  (w) Each Mortgage Loan is covered by either (i) an attorney's opinion of title and abstract of title the form and substance of which is acceptable to FNMA or (ii) an American Land Title Association ("ALTA") lender's title insurance policy or other generally acceptable form of policy of insurance for the jurisdiction in which the related Mortgaged Property is located, issued by a title insurer qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the initial mortgagee (or beneficiary in the case of a deed of trust) and its successors and assigns (including the Trustee) as to the first priority status of the lien created by the related Mortgage, subject only to Permitted Encumbrances (as defined above in paragraph II(m)), providing coverage in the amount of 100% of the outstanding principal amount of the Mortgage Loan and providing coverage against any loss by reason of the invalidity or unenforceability of the lien resulting from any provisions of the Mortgage providing for adjustment to the Mortgage Rate and Monthly Payment. Where required by state law or regulation, the Obligor has been given the opportunity to choose the carrier of such lender's title insurance. The related initial mortgagee (or beneficiary in the case of a deed of trust), together with its successors or assigns (including the Trustee), is the sole insured under such lender's title insurance policy, and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the sale of the Mortgage Loan to the Company. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage provided by such lender's title insurance policy.


Sales Agreement
                                      II-10

                  (x) The Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.

                  (y) Neither the related originator nor the Seller has made any representations to the related Obligor that are inconsistent with the mortgage instruments used. If the Mortgage Loan has an adjustable interest rate, (i) the Mortgage Rate is adjusted on each applicable interest rate adjustment date, in accordance with the schedule set forth or described in the related Mortgage Note, to equal the applicable index plus the applicable gross margin, rounded as specified in the related Mortgage Note, subject to any periodic and/or lifetime Mortgage Rate caps; (ii) all required notices of interest rate and payment amount adjustments have been sent to the Obligor on a timely basis and such adjustments were properly calculated; (iii) installments of interest are subject to change due to the adjustments to the Mortgage Rate on each interest rate adjustment date, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by its stated maturity date, over an original term of not more than thirty years from commencement of amortization; and (iv) all Mortgage Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.

                  (z) For any Mortgage that constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently serves as such trustee and is named in the Mortgage, and no fees or expenses are or will become payable by the Seller or the Company or its assignees (including the Trustee) to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Obligor.

                  (aa) The Seller has no knowledge of any circumstances or conditions with respect to any Mortgage, the related Mortgaged Property, the related Obligor or the Obligor's credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan.

                  (ab) Each Mortgage Loan is a "qualified mortgage" within the meaning specified for such term in section 860G of the Code and does not contain any provision requiring action that would render it not such a "qualified mortgage."

                  (ac) Any Mortgage Loan identified on Schedule III to the Sales Agreement as being insured by the Federal Housing Administration ("FHA") or guaranteed in whole or in part by the U.S. Department of Veterans Affairs ("VA") has been serviced in compliance with applicable FHA or VA regulations and the FHA insurance or VA guarantee with respect to such Mortgage Loan as in effect at the origination of such Mortgage Loan is in full force and effect.

Sales Agreement
                                      II-11

                  (ad) As of the date hereof, no property securing a Mortgage Loan is subject to foreclosure, litigation, bankruptcy or insolvency proceedings or any workout or foreclosure agreement, and, to the best of the Seller's knowledge, the filing of a bankruptcy or insolvency proceeding that would result in any Mortgage Loan becoming subject to bankruptcy or insolvency proceedings is not imminent.

                  (ae) If one or more REMIC elections are to be made with respect to all or part of the Trust, the REMIC Loan-to-Value Ratio of each Mortgage Loan is less than 125% either (i) at the time of its origination or as of the Startup Day or (ii) if such Mortgage Loan has been modified other than as a result of a default or reasonably foreseeable default, as of the Startup Day.

                  (af) Approximately _____% of the Assets (by Cut-off Date Principal Balances) are attributable to Mortgage Loans securing Mortgaged Properties located in the State of North Carolina.

Sales Agreement
                                      II-12

                        EXHIBIT A TO THE SALES AGREEMENT

                              ASSIGNMENT OF ASSETS


         ASSIGNMENT OF ASSETS, made as of the ____ day of ______________, 19__, by Deutsche Financial Capital Limited Liability Company, a North Carolina limited liability company ("DFC" or the "Seller"), to Deutsche Financial Capital Securitization LLC, a North
Carolina limited liability company (the "Company").

         WHEREAS, the Seller and the Company are parties to that certain Sales Agreement, dated as of _____________________ 1, 19__, with respect to the sale by the Seller and purchase by the Company of certain Assets (the "Sales Agreement");

         WHEREAS, the Company intends to transfer the Assets and certain related assets to ____________________, as Trustee (the "Trustee") for DFCS Trust 19__-_ (the "Trust") established pursuant to the Pooling and Servicing Agreement referred to in the Sales Agreement (the "Pooling and Servicing Agreement");

         NOW THEREFORE, the Seller, for and in consideration of the consideration set forth in the Sales Agreement, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, does hereby bargain, sell, convey, assign and transfer to the Company, without recourse, free and clear of any liens, claims or other encumbrances, all of its right, title and interest in and to each of the Assets identified on Schedule IA and
Schedule IB to the Sales Agreement, together with the Asset Documents and other documents maintained as part of the related Asset Files and the Seller's interest in any Manufactured Homes, Mortgaged Properties or Real Properties which secure an Asset but are acquired by repossession, foreclosure or deed in lieu of foreclosure after the Closing Date, and all scheduled payments due on the Assets after _______________ 1, 19__ (the "Cut-off Date"), and all principal prepayments and other unscheduled collections collected in respect of the Assets on or after the Cut-off Date, and all proceeds of the conversion, voluntary or involuntary, of the foregoing.

         The Seller hereby acknowledges receipt from the Company of the Pool Purchase Price referred to in Section 2 of the Sales Agreement, which consists of cash in the amount of $----------.
         Nothing in this Assignment of Assets shall be construed to be a modification of, or limitation on, any provision of the Sales Agreement, including the representations, warranties and agreements set forth therein.

         Unless otherwise defined herein, capitalized terms used in this Assignment of Assets shall have the meanings assigned to them in the Sales Agreement, or if not assigned in the Sales Agreement, the Pooling and Servicing Agreement.

Sales Agreement
                                       A-1

         IN WITNESS WHEREOF, the Seller has caused this Assignment of Assets to be executed and delivered by its respective officer thereunto duly authorized as of the date above written.


                              DEUTSCHE FINANCIAL CAPITAL LIMITED
                                LIABILITY COMPANY


                              By:          ________________________________

                              Name:        ________________________________

                              Title:       ________________________________



         The Company hereby acknowledges receipt from the Seller of the Assets identified on Schedule I to the Sales Agreement, subject to its right of inspection set forth in Section 3 of the Sales Agreement.


                           DEUTSCHE FINANCIAL CAPITAL
                            SECURITIZATION LLC

                           By:  DEUTSCHE FINANCIAL CAPITAL I
                                        CORP.


                           By:          ________________________________

                           Name:        ________________________________

                           Title:       ________________________________

Sales Agreement
                                       A-2

                                  Hunton & Williams
                                 951 East Byrd Street
                               Richmond, Virginia 23219



                                    April 1, 1997


VIA ELECTRONIC TRANSMISSION

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Attention: 1933 Act Filing Desk

         Deutsche Financial Capital Securitization LLC
            Registration Statement on Form S-3


Ladies and Gentlemen:

         On behalf of Deutsche Financial Capital Securitization LLC ("Registrant"), we submit for filing its Registration Statement on Form S-3, with exhibits, in connection with the registration of up to $500,000,000 in principal amount of manufactured housing senior/subordinated pass-through certificates, to issued from time to time.

         Registrant has sent $151,515 by wire transfer to the account of the Securities and Exchange Commission (Account No. SEC/AC-9108739/WRE) at Mellon Bank, Pittsburgh, Pennsylvania (ABA No. 043000261) in payment of the registration fee.

         If any questions or comments arise in connection with this filing, please contact me at (804) 788-8428.

                      Very truly yours,

                      /s/ David B. Rich, III

                      David B. Rich, III